Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10

Amendment 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

VESTIAGE, INC.

(Exact name of registrant as specified in its charter)

Florida	20-5389552
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7339 E. Williams Drive

Unit 26496

Scottsdale, AZ 85255

(Address of Principal Executive Offices) (Zip Code)

602.793.8058

(Registrant’s telephone number, including area code)

Correspondence:

Rhonda Keaveney

PO Box 26496

Scottsdale, AZ 85255

602.793.8058

Rhonda@scctransferllc.com

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VESTIAGE, INC.

Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

i

Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “VEST" and “our Company” refer to Vestiage, Inc., a Florida corporation.

We are in the business of fitness event planning for gyms and fitness related businesses.

Our Company is currently listed as Pink Current Information on the OTC Markets platform. We have a limited stock quotation on OTC Markets. The market for our stock is uncertain at this time. Our securities could be particularly illiquid due to being listed on this market.

Item 1.	Business

(a) Business Development

Vestiage, Inc. (OTC “VEST”) was incorporated under the laws of the State of Florida on October 31, 2006, as The Harvard Learning Centers, Inc. This was the result of a merger with American Way Business Development Corporation, a Delaware corporation. The Harvard Learning Centers, Inc. was the surviving entity.

The company was a full line department store specializing in premium name brand merchandise and full-service hardware. On September 18, 2007, the Company filed an amendment to its Articles of Incorporation and changed its name to The Americas Learning Centers, Inc.

On July 16, 2009, the Company changed its name to Harbor Brewing Company, Inc. and to Hackett’s Store, Inc. on August 5, 2009. On May 21, 2010, the Company changed its name to WiseBuys, Inc. and to Empire Pizza Holdings, Inc. on January 4, 2011.

On January 21, 2013, the Issuer acquired Vestiage, Inc., a Delaware Corporation as its operating business by way of a stock for stock exchange with what was then Empire Pizza Holdings, Inc. Pursuant to the agreement, the Issuer acquired securities of Vestiage-Delaware from the shareholders of Vestiage-Delaware in consideration for shares of the Issuer. Simultaneous with the stock exchange, Empire Pizza Holdings, Inc. spun out its wholly owned operating subsidiary Sackets Harbor Anchor, Inc. Upon completion of the transaction, on February 18, 2013, the name of the Company was changed to Vestiage, Inc.

Vestiages, Inc. was in the nutraceuticals business, marketing three products focused on healthy living and addressed several of the higher demand conditions desired by the Company's target customer.

Business operations for Vestiage, Inc. were abandoned by former management when they resigned on September 9, 2015, and a custodianship action, as described in the subsequent paragraph, was commenced in 2021.

1

On May 26, 2022, the Circuit Court of the Nineth Judicial Circuit in and for Orange County, Florida granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

The court awarded custodianship to the Custodian based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. At this time, the Custodian appointed Rhonda Keaveney as sole officer and director.

The Custodian attempted to contact the Company’s officers and directors through letters, emails, and phone calls, with no success.

Small Cap Compliance, LLC (“SCC”) is a shareholder in the Company and applied to the Court for an Order appointing SCC as the Custodian. This application was for the purpose of reinstating VEST’s corporate charter to do business and restoring value to the Company for the benefit of the stockholders.

The Custodian performed the following actions in its capacity as custodian:

•	Funded any expenses of the company including paying off outstanding liabilities
•	Brought the Company back into compliance with the Florida Secretary of State, resident agent, transfer agent
•	Appointed officers and directors and held a shareholders meeting

The Custodian paid the following expenses on behalf of the company:

Florida Secretary of State for reinstatement of the Company, $1,950

Transfer agent, Issuer Direct, $16,710

Audit expenses, approximately $20,000

OTC Markets, $3,500

Upon appointment as the Custodian of VEST and under its duties stipulated by the Florida court, the Custodian took initiative to organize the business of the issuer. As Custodian, the duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Florida Secretary of State. The Custodian also had authority to enter into contracts and find a suitable merger candidate. SCC was compensated for its role as custodian in the amount of 500,000 shares of Restricted Common Stock and 300,000 shares of Convertible Preferred D Series Stock. The Custodian did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was terminated on July 29, 2022, See Exhibit 10.1 for appointment and termination of custodianship.

Small Cap Compliance, LLC is controlled by Rhonda Keaveney, its sole member.

The Company filed a Form D under Rule 504 (b)(1)(iii) in 2013 and filed subsequent financials under Alternative Reporting Standards with OTC Markets. The Company has obtained a 2 debt write off legal opinions, see Exhibit 5.1.

2

(b) Business of Issuer

Vestiage, Inc. is a developmental stage company, incorporated under the laws of the State of Florida on October 31, 2006. On December 29, 2022 Vestiage, Inc., a Florida corporation, executed a Share Exchange Agreement and with Fun Fitness Corporation (“FFC” the “Subsidiary”), a Wyoming corporation. On January 12, 2023 the acquisition closed and VEST acquired 100% of the issued stock, 1,000,000 shares of Convertible Series A Preferred Stock in exchange for 500,000 shares of VEST restricted Common Stock. FFC’s website is www.xfit.fun.

FFC was incorporated on October 31, 2022, in the state of Wyoming, and had no operations prior to incorporation. Since incorporation, FFC sponsored its first competition November 2022 and another in December 2022. In January 2023, FFC traveled to Miami to network at a fitness competition in which we hope to rent a booth in 2024 to further our business. In February, FFC participated in planning and execution of a competition in which members from a local gym competed in a worldwide competition.

The financials for FFC have had no impact on historical financials for VEST as of this filing since the acquisition didn’t close until January 2023.

FFC is company in the fitness event planning industry. We specialize in the planning of events and competitions for fitness gyms within the functional fitness space. We sponsor competitions within local communities and organize events such as parties and educational seminars. Our services include competition planning, vendor organization, food services, securing competition equipment and volunteers to work the event. We also plan parties for local gyms such for holiday and new member celebrations.

The Company is moving in a new direction, statements made in regard to our business are forward looking statements and we have a limited history of performance. Management has limited experience in the fitness event planning business and is actively looking for a suitable person to incorporate into the management team.

As of this time, and for the remainder of this fiscal year ending 12/31, the Company plans to focus the event planning industry. We will continue to market our brand by attending fitness events, continue to pursue meetings with gym owners, planning and catering events at local gyms.

If an opportunity presents itself, we will partner with investors in the purchase of a functional fitness gym to expand our revenue stream and further establish a brand in the fitness community.

Opportunities may come to the Company’s attention from various sources, including our management, our stockholders, professional advisors, securities broker dealers, venture capitalists and private equity funds, members of the financial community and others who may present unsolicited proposals. At this time, the Company has no plans, understandings, agreements, or commitments with any individual or entity to act as a finder in regard to any business opportunities. While it is not currently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions, reorganizations or other such transactions, such firms may be retained if such arrangements are deemed to be in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services.

The Company is in the fitness event planning business and may have opportunities to expand. Opportunities will be reviewed to align with the respective needs and desires of the Company. We will consider expanding our business model if it meets the legal structure and method deemed by management to be suitable. In implementing a structure for a particular transaction, the Company may become a party to a merger, consolidation, reorganization, tender offer, joint venture, license, purchase and sale of assets, or purchase and sale of stock, or other arrangement the exact nature of which cannot now be predicted. Additionally, the Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization. Implementing such structure may require the merger, consolidation, or reorganization of the Company with other business organizations and there is no assurance that the Company would be the surviving entity. In addition, our present management and stockholders may not have control of a majority of the voting shares of the Company following reorganization or other financial transaction. As part of such a transaction, some or all of the Company’s existing directors may resign and new directors may be appointed. The Company’s operations following the consummation of a transaction will be dependent on the nature of the transaction. There may also be various risks inherent in the transaction, the nature and magnitude of which cannot be predicted.

The Company expects to continue to incur moderate losses each quarter until a transaction considered appropriate by management is effectuate.

3

We had no revenue for years ending 2022 and 2021. We had a net loss of $41,716 for the year ended December 31, 2022, compared to zero for the year ended December 31, 2021. See Item 2. Financial Information for a detailed discussion of our financial statements.

Our auditors have stated that the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had no revenue and has an accumulated a deficit as of December 31, 2022. The Company requires capital for its operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

The athletic event organizer industry is a 5 billion dollar market.

This industry provides event management services for sporting events with facilities, such as globo and functional fitness gyms. The industry also services events without facilities, such as marathons and triathlons. Companies in this industry also offer logistical, operational and marketing services.

Industry Products and Services

•	Running events
•	Cycling events
•	Walking events
•	Multi-activity events
•	Other events

Industry Activities

•	Organizing athletic events
•	Organizing athletic events for charity
•	Organizing athletic events for business clients
•	Managing athletic events
•	Promoting athletic events

The labor market has tightened and put increased pressure on wages, individuals have had higher amounts of disposable income to allocate to leisure activities. These leisure activities include joining gyms creating more disposable income for gyms to plan events and competitions.

The Company is conducting business in the following areas of fitness event planning:

Events

•	In house and regional competitions
•	Holiday events
•	Conditioning seminars, and
•	Educational seminars

Logistics

•	Equipment rentals
•	Food catering
•	Athlete and volunteer registration, and
•	Secure sponsors and entertainment

4

The analysis will be undertaken by or under the supervision of our management. As of the date of this filing, we have entered into a definitive agreement with Fun Fitness Corporation. In our continued efforts to maximize our business plan, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion or new technology
•	Competitive position as compared to other businesses of similar size and experience within our contemplated segment as well as within the industry as a whole
•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items
•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources
•	The extent to which the business opportunity can be advanced in our marketplace; and
•	Other relevant factors

In applying the foregoing criteria, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical, and managerial capabilities for identifying and expanding our business.

We anticipate that new business opportunities will be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

We may incur time and costs required to select and evaluate our business structure and expand our business, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective business that is not ultimately completed may result in a loss to the Company. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants, and others. Costs may be incurred in the investigation process, which may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

Competition

Our company is competing in the fitness event planning industry, our competition includes larger general event planning and event planning companies that specialize in the fitness industry. In addition, it will be difficult to get into the larger gyms due to their in house planning committees. We will compete in markets where more established companies, with larger budgets and more staff, can offer more services. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new companies enter the marketplace as a result of continued expansion into new geographies. We believe that diligently establishing and expanding our business on new platforms such as Instagram and Facebook will establish us in this industry. Additionally, we expect that establishing our service offerings on new platforms are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our future operations and results.

5

We are competing in the fitness event planning industry; growth will be accomplished through the advertising, having a presence at functional fitness competitions through sponsorship, booth rentals, and social media.

Achieving this growth will increase development costs and the cost of services sold in the fitness industry. In turn, we may not be able to meet the competitive price point dictated by the market and our competitors.

Again, these are forward looking statements and not an indication of past performance. There is no guarantee that we will profit from our current business model and have no merger candidates as of the time of this filing.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

Employees

The Company and its subsidiary currently have one executive officer. Rhonda Keaveney. Ms. Keaveney serves as Chief Executive Officer and Chief Financial Officer. Ms. Keaveney is the sole member of the former custodian, Small Cap Compliance, LLC.

Management of the Company expects to use consultants, attorneys and accountants as necessary, and it is not expected that Vestiage, Inc. will have any full-time or other employees, except as may be the result of completing a transaction that would expand the Company.

Item1A.	Risk Factors

Risks Relating to Our Business

Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

6

Resale limitations of Rule 144(i) on your shares

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one-year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10K for the preceding 12 months and since the filing of the Form 10, or Rule 144 is not available for the resale of securities

We have extremely limited assets, have incurred operating losses, and have no current source of revenue

We have had minimal assets. We do not expect to generate revenues until we begin to implement our business plan. We can provide no assurance that we will produce any material revenues for our stockholders, or that our contemplated business will operate on a profitable basis. We have generated no revenue for the last two fiscal years that are reported in this statement.

We will, likely, sustain operating expenses without corresponding revenues, at least until the consummation of a business plan. This may result in our incurring a net operating loss that will increase unless we consummate a business plan with a profitable business or internally develop our business. We cannot assure you that we can identify a suitable business combination or successfully internally develop our business, or that any such business will be profitable at the time of its acquisition by the Company or ever.

Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2022, and 2021 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

We may encounter substantial competition in our contemplated business and our failure to compete effectively may adversely affect our ability to generate revenue

We believe that existing and new competitors will continue to improve in cost control and performance in whatever business we acquire. We may have global competitors and we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on contemplated business, results of operations and financial condition.

7

We may not be able to obtain regulatory approvals for our product

At this time the Company is not subject to any laws or regulations relating to its business model. However, our future business may be subject to laws and regulations.

We may face a number of risks associated with implementing our business model, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to continue our business model. The risks commonly encountered in implementing and maintaining a business plan is insufficient revenues to offset increased expenses associated with operating expenses, marketing, and possibly finding a merger candidate. Additionally, we operate a small business at this time so our expenses are likely to increase and it is possible that we may incur substantial debt or convertible debt in order to maintain our business model, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers

At this time, we have a small operation and continued implementation of our business model is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our operations will depend to a great extent on the operations, financial condition and management of future business and internal development. While management intends to seek businesses opportunities with entities having established operating histories in additional to our marketing efforts, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. The success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has a limited business and revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $50,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

8

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

A Business may result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We depend on our officers and the loss of their services would have an adverse effect on our business

We have one officer and director of the Company, and its subsidiary, and this is critical to our chances for business success. We are dependent on her services to operate our business and the loss of this person would have an adverse impact on our future operations until such time she could be replaced, if she could be replaced. We do not have employment contracts or employment agreements with our officer, and we do not carry key man life insurance on her life.

Because we are significantly smaller than some of our competitors, we may lack the resources needed to capture market share

We are at a disadvantage as smaller operating company; we are a development stage business. Many of our competitors have already established their business, more established market presence, and substantially greater financial, marketing, and other resources than do we. New competitors may emerge and may develop new or innovative products that compete with our anticipated future production. No assurance can be given that we will be able to compete successfully within the fitness event planning industry.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

9

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan

Our management has extensive experience when acting in the officer and director capacity, however we will need to hire additional personnel and we may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and continue our business model.

Legal disputes could have an impact on our Company

We engage in business matters that are common to the business world that can result in disputations of a legal nature.  In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Our Company is currently listed as Pink Current Information on the OTC Markets platform

Our stock quote is currently listed on OTC Markets. The market for our stock is uncertain at this time. Our stock is not eligible for proprietary broker-dealer quotations. All quotes in our stock reflect unsolicited customer orders. Unsolicited-Only stocks have a higher risk of wider spreads, increased volatility, and price dislocations. Investors may have difficulty selling this stock. An initial review by a broker-dealer under SEC Rule15c2-11 is required for brokers to publish competing quotes and provide continuous market making. Our securities could be particularly illiquid due to being listed on this market and that if we remain on the Pink Current Information, it could impede a potential merger, acquisition, reverse merger or our current business pursuant to which the company could cease to be an operating company.

Our common stock is quoted on a limited basis on the OTC MARKETS. An investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future

The market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our business or financial condition. As a result, an investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

Our stock trades below $5.00 per share and is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock

If our stock trades below $5.00 per share and is subject to special sales practice requirements applicable to "penny stocks" which are imposed on broker-dealers who sell low-priced securities of this type. These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

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Our officers, directors and principal stockholders own a large percentage of our stock and other stockholders have little or no ability to elect directors or influence corporate matters

As of December 31, 2022, our officers, directors, and principal stockholders were deemed to be the beneficial owners of approximately 51.5% of our issued and outstanding shares of common stock and 100% of the Convertible Series D Preferred Stock.

Our sole officer and director holds 100% of the Convertible Series D Preferred Stock. Each share of Convertible Series D Preferred Stock is convertible into 1,000 shares of common stock. In addition, the Convertible Series D Preferred Stock has voting privileges of 1,000 votes for each share held. These shares have not been converted as of this writing.

As a result, the holder of the Convertible Series D Preferred Stock, via voting rights, can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all our directors, control the policies and practices of the Company and control the outcome of any proposed business combination.

In addition, Section 13 of our By-laws state the following;

Section 13 Super Majority Votes: Motions on the following issues shall require the vote of at least sixty-five percent (65%) of the Stockholders to carry:

A.	Amending these By-Laws;
B.	Capital Contributions;
C.	Removal of the Director or any Officer;
D.	Issuing New Shares of stock;
E.	Issuing New Classes of Shares;
F.	Terminating or rejecting the defense or indemnity of any Director, Officer, agent, or employee; and
G.	Terminating, Dissolving, or winding down the business affairs of the Corporation or liquidating more than half of the assets and property of the Corporation.

Our Preferred D shareholder has over 65% of the voting shares and will carry the necessary votes to determine the outcome for all of the above mentioned actions.

Section 15 of our By-laws state the following;

Section 15 Stock Transfer Restrictions. A Stockholder contemplating a sale or transfer of any shares of Stock in the Corporation to any third party shall first provide written Notice of Intent to Sell Stock to the Board and all the other Stockholders which shall include the name of the proposed purchaser and the full terms and conditions of the proposed sale. The other Stockholders shall have thirty (30) days from Notice of Intent To Sell Stock to give written Notice of Intent to Purchase Stock on the same terms and conditions as set forth in the Notice of Intent to Sell Stock.

If no Stockholder gives Notice of Intent to Purchase Stock within thirty (30) days, then the Stockholder may sell as set forth in the Notice of Intent to Sell Stock provided that a majority of the remaining Stockholders approve the sale or transfer to the proposed third-party purchaser.

Any purported sale or transfer of shares of Stock in the Corporation undertaken without compliance with all the provisions of Section 15 shall be void and without effect.

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Any potential purchaser of shares of Stock in the Corporation Buyer shall be advised of the restrictions imposed by these By-Laws and Nevada law, including but not limited to Chapters 78, 78A, and 90 of the Nevada Revised Statutes.

Under Section 78.242 of the Nevada Revised Statutes, this provision applies to the holders of restricted stock that has not been registered in is being sold or transferred in a private sale. It is the policy of our Board to review the private sale and approve the sale if all required documentation is in order. The majority stockholder must also approve the sale. In this case, it is our Preferred D Stock shareholder, who is also our sole officer and director.

Risks Related to Our Shareholders and Shares of Common Stock

There is presently a limited public market for our securities

Our common stock trades on an unsolicited basis only on the OTC Markets, and an active market may never develop. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some, or all, of their shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock.

Our stock trades on an unsolicited basis only, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares

Even if our stock becomes trading, it is likely that our common stock will be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Our common stock is be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell

A common stock is a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

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The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 500,000,000 shares of common stock of which 57,578,236 shares are currently outstanding and 20,000,000 shares of Preferred Stock are authorized, of which 10,000,000 shares of Convertible Series D Preferred Stock are authorized and 300,000 are outstanding.

Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. If our convertible preferred stockholders choose to convert their stocks to common stocks, the stocks they receive are newly issued. This increases the total number of common shares. Because the number of common shares increases while the value of the company remains the same, the value of existing shares goes down. In other words, the new common shares dilute the value of all the common shares, which drives down the share price, give current shareholders fewer voting rights and less ownership of the company.

Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

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Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 20,000,000 shares of Preferred Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

Item 2.	Financial Information

Management’s Discussion and Analysis or Plan of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

•	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

Management for each year commencing with the year ending December 31, 2022 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules, and may breach covenants under our credit facilities.

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The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

Vestiage, Inc. is development stage company. Our business model includes fitness event planning and possible acquisitions of operating companies in the fitness planning industry. In summary, VEST is focused on raising capital for its business model. As of this filing, we have not raised any capital.

Results of Operations for Vestiage, Inc. — Comparison of the Years ended December 31, 2022 and 2021

Revenue

We had no revenues from operations during either 2022 or 2021.

General and Administrative Expense

General and Administrative Expenses were $41,716 for the year ended December 31, 2022 compared to zero for the year ended December 31, 2021, an increase of $41,716.

Stock compensation expense

During the year ended December 31, 2022, we incurred $500 on non-cash stock compensation expense from the issuance of common stock for payment of debt on behalf of the company. There was no stock issued for services or debt payment in the prior year.

Net Loss

We had a net loss of $41,716 for the year ended December 31, 2022, compared to zero for the year ended December 31, 2021.

Liquidity and Capital Resources

As of December 31, 2022, we had $754 of cash, no liabilities, and an accumulated deficit of $10,400,856. We used (8,766) of cash in operations for the year ended December 31, 2022 and received net proceeds from financing of $9,520.

As of December 31, 2021, we had zero of cash, no liabilities, and an accumulated deficit of $12,524,140. We used zero of cash in operations for the year ended December 31, 2022 and received net proceeds from financing of zero.

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net loss of $41,716 and have an accumulated stockholders’ deficit of $10,400,856 as of December 31, 2022. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

15

In the next 12 months our expenses could be as high at $50,000. Expenses include preparing and distributing reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules. In addition, we will incur costs associated with retaining outside counsel, accountants, and transfer agent fees. As we have not yet identified a merger candidate and have not generated revenue, there is an ongoing concern that VEST will have the ability to fund these expenses without the assistance of outside funding.

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

Item 3.	Properties

We do not own any property and do not pay for office space.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of March 20, 2023, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

D. Scott Kimball	16,558,198 Restricted Common Shares	28.76%
222 ½ Collins
Newport Beach, CA 92662

Erik & Elvia Harp	9,000,000 Restricted Common Shares	15.63%
1016 Thomas Pine #117
Panama City Beach, FL 32408

Boyd Plowman	4,120,941 Restricted Common Shares	7.15%
34145 Pacific Coast Hwy #667
Dana Point, CA 92629

Name and Address of Management Ownership	Amount and Nature of Beneficial Ownership	Percentage of Class

Small Cap Compliance, LLC***	300,000 Convertible Series D Preferred Stock**	100%
Rhonda Keaveney, Sole Officer and Director	500,000 Restricted Common Shares	.08%
PO Box 26496
Scottsdale, AZ 85255

Fun Fitness Corporation	500,000 Restricted Common Shares	.08%
Rhonda Keavney, Sole Officer and Director*
7339 E. Williams Drive, Unit 26496
Scottsdale, AZ 85255

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Collective Management Ownership	Amount and Nature of Beneficial Ownership	Percentage of Class

Officer & Director	0 shares

Companies controlled by the Office and Director*	300,000 Convertible Series D Preferred Stock**	100%
	1,000,000 Restricted Common Shares	.165

*Rhonda Keaveney is the sole owner of Small Cap Compliance, LLC, sole officer and director of Fun Fitness Corporation, and sole officer and director for VEST

** Each share of Series D Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock and the Holders of the Series D Stock shall be entitled to 1,000 (One Thousand) votes per share of Series D Stock.

***As long as Small Cap Compliance, LLC owns the shares of Preferred D stock, it will have the majority of the voting power of the company stock outstanding.

Item 5.	Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Rhonda Keaveney, J.D., Chief Executive Officer (age 56)

Rhonda L. Keaveney is the Founder and Managing Member of Small Cap Compliance, LLC, a securities compliance firm specializing in micro-cap public companies. Ms. Keaveney founded Small Cap Compliance, LLC in 2014 and has been her principal employment since inception. Her experience includes securities compliance, reverse mergers, custodian shells, OTC Markets filings and company reorg.

Ms. Keaveney has been appointed custodian of several public entities in her position with Small Cap Compliance, LLC. Her duties as custodian require Ms. Keaveney to rehabilitate a microcap company that is disrepair. These duties include state filings to reinstate the company, bringing the company current with their transfer agent, holding shareholder meetings, appointing officer and directors, negotiating company debt, general day to day management and compliance.

Ms. Keaveney’s experience with custodian entities is a great fit for the position of sole officer, director, and executive officer of Vestiage, Inc. She has extensive knowledge of microcap companies that require regulatory compliance. Ms. Keaveney has experience in drafting registration statements (S-1 and Form 10) and regulatory compliance (Edgar filings, OTC Markets filings, FINRA corporate actions, internal company controls, daily management of public companies).

Ms. Keaveney has worked in the public company industry for over 20 years and has extensive experience in rehabilitating administratively abandoned public companies and mergers and acquisitions.

Ms Keaveney started in the industry as stockbroker in 1993, Series 7 and 63 licensed. After working for several boutique brokerage firms, she moved into the role of compliance officer in 1996, holding a Series 24 license and managed brokers for mutual fund and annuity companies.

After her role as compliance officer, Ms. Keaveney held the position of COO for an OTCBB company, MotorSports Emporium, Inc., from 2005 through 2008. She managed the financial accounting department and maintained SEC compliance for the company. Since then, she has acted as Interim CEO for several OTC Pinks companies and assisted in reorganization of these entities.

After law school Ms. Keaveney also holds a Juris Doctor degree and worked as an independent contractor for the State of Arizona in 2013. She was assigned to state appointed attorneys and assisted in preparation and trying of cases.

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At this time Ms. Keaveney is CEO, Director, Secretary and Treasurer of the following custodian companies. Ms. Keaveney was appointed as custodian through her company Small Cap Compliance, LLC. The custodianships have been terminated for all companies listed below.

Vestiage, Inc. Custodian termination date August 30, 2022

XSport Global, Inc. Custodian termination date March 29, 2022

Invech Holdings, Inc. (non custodian entity, purchased control block of stock on 1/21/2023)

Small Cap Compliance, LLC and Rhonda Keaveney are considered promoters under the meaning of Securities Act Rule 405(1)(ii). Rhonda Keaveney was appointed custodian of the Company and under its duties stipulated by the Nevada court. The Custodian took initiative to organize the business of the issuer. As custodian, their duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. The custodian also had authority to enter into contracts and find a suitable merger candidate. In addition, Small Cap Compliance, LLC, controlled by Ms. Keaveney, was compensated for its role as custodian and paid outstanding bills to creditors on behalf of the company. The custodian has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services.

Ms. Keaveney also founded and is the sole officer and director, of Fun Fitness Corporation. FFC was incorporated in October 2022 in the state of Wyoming. The company is in the business of fitness event planning and is subsidiary of Vestiage, Inc.

There are potential conflicts when managing custodian public companies:

•	Finding a suitable merger candidate or developing a business

•	Continuing to fund these companies by paying transfer agent fees, audit and accounting fees, and attorney fees

•	Time management

•	Maintaining regulatory compliance for custodian companies

•	Small Cap Compliance, LLC is majority shareholder for custodian companies

Ms. Keaveney is the sole director of VEST. Ms. Keaveney has experience in servicing as director of several public companies, as listed below. In her role as director for each of these companies, Ms. Keaveney was responsible for implementing and assessing the company’s operating plan. This entailed the following:

•	financial literacy in assisting auditors and accountants in preparing financials (filing financial reports with OTC Markets and Form 10s)

•	extensive knowledge of compliance regulation in administration of daily management matters for public companies (drafting board minutes, negotiating with creditors, compliance with transfer agent regulation, regulatory compliance)

•	corporate governance experience that supports transparency and protection of shareholder interests (holding shareholder meetings, posting financial reports and disclosure statements, filing Form 10s and working with outside counsel to maintain compliance)

•	knowledge and experience of the specific state statutes that govern board governance for each company that Ms. Keaveney is director (each state has its own statutes that require public companies comply with state of incorporation rules)

•	experience in drafting board of director documents and compliance with the differing state statutes

•	hiring outside contractors to maintain compliance and transparency (attorneys, auditors, accountants)

Small Cap Compliance, LLC/Ms. Keaveney are no longer associated with the companies listed below, except for the companies listed above. The custodianships have been terminated for all companies.

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CUSTODIAN COMPANIES

COURT	COMPANY NAME TICKER	CUSTODIAN APPOINTMENT/ DISCHARGE MS. KEAVENEY RELATIONSHIP	BUSINESS COMBINATION ENGAGEMENT	FILED OFFERINGS REGISTRATION UNDER THE SECURITIES ACT	DATE OF ASSOCIATION TERMINATION TRANSACTION TYPE PRICE AND ENTITY	SMALL CAP COMPLIANCE, LLC RETAINED EQUITY AFTER TRANSACTION
9th Judicial Circuit Court, Orange County, Florida	Vestiage, Inc.VEST	5/26/22-8/30/22 Custodian CEO, Director	Event Planning for Gyms	None	N/A	None
9th Judicial Circuit Court, Orange County, Florida	NuOncology Labs, Inc. NLAB	10/1/21-12/9/21 Custodian CEO, Director	None	None	4/1/22, Stock Purchase Agreement $230,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	XSport Global, Inc. XSPT	06/28/21-03/29/22 Custodian CEO, Director	None	None	N/A	None
2nd Judicial District Court, Denver County, Colorado	Consolidated Capital of North America Inc. CDNO	1/28/21-4/19/21 Custodian CEO, Director	None	None	02/10/21 Stock Purchase Agreement $60,000, Individual	None
20th Judicial District Court, Boulder County, Colorado	Megalith Corp. MEGH	1/28/21-4/15/21 Custodian CEO, Director	None	None	02/10/21 Stock Purchase Agreement $60,000, Individual	None
2nd Judicial District Court, Denver County, State of Colorado	Commodore International Corp. CDRL	11/19/20-8/17/20 Custodian CEO, Director	None	None	07/13/20 Stock Purchase Agreement $45,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	PURIO, Inc. PURO	11/16/17-1/17/18 Custodian	None	None	12/6/17 Stock Purchase Agreement $28,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	Soligen Technologies, Inc. SGTN	3/22/18-12/19/18 Custodian	None	None	4/10/18 Stock Purchase Agreement $20,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	China Healthcare Crop. CHNL	6/26/18-12/3/18 Custodian	None	None	7/25/18 Stock Purchase Agreement $75,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	Cirmaker Technologies Corp. CRKT	9/27/19-3/25/20 Custodian CEO, Director	None	None	12/6/17 Stock Purchase Agreement $40,000, Bridgeview Capital	None

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2nd Judicial Circuit Court, Leon County, Florida	China Teletch Holding Inc. CNCT	10/27/21-3/18/20 Custodian CEO, Director	None	None	11/2/20 Stock Purchase Agreement $80,000, World Capital Hldg.	None
11th Judicial Circuit Court, Miami-Dade County, Florida	Liberty International Holding Corp LIHC	12/16/20-5/5/21 Custodian	None	None	1/8/21 Stock Purchase Agreement $40,000 Supplement Group,Ltd	None
8th Judicial District Court, Clark County Nevada	LaSalle Brands Corp. LSAL	8/28.18-3/19/19 Custodian	None	None	12/6/18 Stock Purchase Agreement $45,000, Individual	None
8th Judicial District Court, Clark County Nevada	Biologix Hair Inc. BGLX	1/28/19-3/28/19 Custodian	None	None	12/9/21 Stock Purchase Agreement $37,000, Bridgeview Capital Partners	None
8th Judicial District Court, Clark County Nevada	National Graphite Corp. NGRC	3/25/19-5/21/19 Custodian	None	None	2/19/20 Stock Purchase Agreement $40,000, Individual	None
8th Judicial District Court, Clark County Nevada	Starstream Entertainment, Inc. SSET	8/26/19-10/30/19 Custodian	None	None	17/23/19 Stock Purchase Agreement $48,000, Individual	None
8th Judicial District Court, Clark County Nevada	Maxwell Resources Inc. MAXE	6/10/19-8/19/19 Custodian	None	None	12/9/21 Stock Purchase Agreement $38,000, Individual	None
8th Judicial District Court, Clark County Nevada	The Evermedia Group EVRM	2/17/20-3/25/29 Custodian CEO, Director	None	None	1/20/20 Stock Purchase Agreement $44,000, Individual	None
8th Judicial District Court, Clark County Nevada	China Changjiang Mining & New Entergy Co CHJI	3/3/20-5/18/20 Custodian CEO, Director	None	None	8/23/20 Stock Purchase Agreement $37,000, Bridgeview Capital Partners	None
8th Judicial District Court, Clark County Nevada	Nhale Inc. NHLE	03/1/21-4/8/21 Custodian CEO, Director	None	None	12/9/21 Stock Purchase Agreement $37,000, Bridgeview Capital Partners	None
8th Judicial District Court, Clark County Nevada	American Rolling Co. Inc. MNGG	6/9/21-6/16/22 Custodian	None	None	N/A	None

EDUCATION AND CREDENTIALS

J.D., Northwestern California School of Law, 2011

B.S.L., Northwestern California School of Law, 2008

Project Management Master Certificate, Villanova University

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Item 6.	Executive Compensation

For each of the fiscal years ended December 31, 2022 and 2021 there was no direct compensation awarded to, earned by, or paid by us to any of our executive officers.

Small Cap Compliance, LLC was appointed custodian in 2022 and compensated in stock for custodian services and payment of company debt in the amount of 300,000 shares of Preferred D Stock and 500,000 shares of Restricted Common Stock. Small Cap Compliance, LLC is owned by Ms. Keaveney, the only officer, director and executive officer of VEST and FFC. There has been no additional compensation.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings
Scott Kimball Sole Officer/Director resigned in 2015	2015	0	0	0	0	0	0
Rhonda Keaveney, CEO Small Cap Compliance, LLC	2022	0	0	1 Preferred D Share 10,000,000 Restricted Common Shares	0	0	0

Item 7.	Certain Relationship and Related Transactions, and Director Independence

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form 10 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

Small Cap Compliance, LLC is considered a promoter under the meaning of Securities Act Rule 405. Small Cap Compliance, LLC was appointed custodian of the Company and under its duties stipulated by the Florida court. The Custodian took initiative to organize the business of the issuer. As custodian, their duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Florida Secretary of State. The custodian also had authority to enter into contracts and find a suitable merger candidate. In addition, Small Cap Compliance, LLC, controlled by Ms. Keaveney, was compensated for its role as custodian and paid outstanding bills to creditors on behalf of the company. The custodian has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services.

21

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

The Custodian paid the following expenses on behalf of the company:

Florida Secretary of State for reinstatement of the Company, $1,950

Transfer agent, Issuer Direct, $16,710

Audit expenses, approximately $20,000

OTC Markets, $3,500

Rhonda Keaveney has been appointed as custodian to many companies in the states of Nevada, Wyoming, Colorado and Florida. As custodian, Ms. Keaveney, through her company, Small Cap Compliance, LLC has rehabilitated many companies, including VEST. The only potential conflict in working with, and acting as officer and director, of multiple companies is the amount of time Ms. Keaveney has to spend on the daily operations of each company. The custodian companies have no operations. Ms. Keaveney reinstates each company with its state of domicile, files Form 10s or OTC Markets financial statements, pays certain outstanding company bills and searches for a suitable merger candidate or business combination for each company.

The potential for conflict is low but not zero. Ms. Keaveney acts as custodian with certain duties that must be fulfilled as stipulated in the court order. Ms. Keaveney does not employ any investor relations firms to promote any of her custodian companies and focuses on making each company compliant with relevant regulatory agencies. The investors should be aware that Small Cap Compliance, LLC is the majority shareholder for each custodian company and Ms. Keaveney is the only officer, director and executive director for VEST. These custodian companies have been abandoned and the stock is illiquid. The investors could lose some or all of their investment due to these factors.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

As discussed in Item 1, the Company was a shell company but merged with an operating entity. As disclosed in Item 4, Small Cap Compliance, LLC/Rhonda Keaveney is considered control persons and acquired control of the Company.

Rhonda Keaveney is our CEO and President. She is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors. We have only one individual serving as director, officer, and executive officer.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

22

Item 8.	Legal Proceedings

There are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.	Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information.

Our stock is not listed on an exchange and any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	HIGH	LOW
Fiscal Year 2022
First Quarter (Jan.1, 2022 – March 31, 2022)	$.005	$.005
Second Quarter (April 1, 2022– June 30, 2022)	.005.	.005
Third Quarter (July 1, 2022 – Sept. 30, 2022)	.005.	.011
Fourth Quarter (Oct. 1, 2022 – Dec. 31, 2022)	.075.	.005

Fiscal Year 2021
First Quarter (Jan.1, 2021 – March 31, 2021)	$.03	$.004
Second Quarter (April 1, 2021– June 30, 2021)	.01	.003
Third Quarter (July 1, 2021 – Sept. 30, 2021)	.083	.004
Fourth Quarter (Oct. 1, 2021 – Dec. 31, 2021)	.005	.005

(b) Holders.

As of March 21, 2023, there are approximately 856 holders of an aggregate of 57,578,236 shares of our Common Stock issued and outstanding.

As of March 21, 2023, there is 1 holder of 300,000 shares of our Convertible Series D Preferred Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None.

23

Item 10.	Recent Sale of Unregistered Securities

Small Cap Compliance, LLC was appointed custodian in 2022 and compensated in stock for custodian services and payment of company debt in the amount of 300,000 shares of Preferred D Stock and 500,000 shares of Restricted Common Stock on Jun 21, 2022. Small Cap Compliance, LLC is owned by Ms. Keaveney, the only officer, director and executive officer of VEST.

These shares were issued under Section 4(a)(2) of the Securities Act of 1933.

Series D Stock is convertible as follows:

Each share of Series D Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock and the Holders of the Series D Stock shall be entitled to 1,000 (One Thousand) votes per share of Series D Stock

Item 11.	Description of Registrant’s Securities to be Registered

(a) Common.

We are authorized by our Certificate of Incorporation to issue an aggregate of 520,000,000 shares of capital stock, of which 500,000,000 are shares of Common Stock, Par Value $0.001 per share (the “Common Stock”) and 20,000,000 are shares of Preferred Stock, Par Value $0.001 per share (the “Preferred Stock”). As of January 31, 2023, there are 57,578,236 shares of Common Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 20,000,000 shares of Preferred Stock authorized with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

As of March 21, 2023, there are 10,000,000 shares of Convertible Series D Preferred Stock authorized and 300,000 shares of Preferred D Stock issued and outstanding.

Each share of Convertible Series D Preferred Stock shall be convertible, at the option of the holder, into 1,000 fully paid and non-assessable shares of the Company’s Common Stock. In addition, holders of the Convertible Series D Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the Company’s Common Stock. The holder is entitled to 1,000 Common Share votes for every 1 share of Convertible Series D Preferred Stock.

24

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Series D Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Series D Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Series D Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s By-laws copies of which have been filed as exhibits to this Form 10.

Section 13 of our By-laws state the following;

Section 13      Super Majority Votes: Motions on the following issues shall require the vote of at least sixty-five percent (65%) of the Stockholders to carry:

A.	Amending these By-Laws;
B	Capital Contributions;
C	Removal of the Director or any Officer;
D.	Issuing New Shares of stock;
E.	Issuing New Classes of Shares;
F.	Terminating or rejecting the defense or indemnity of any Director, Officer, agent, or employee; and
G.	Terminating, Dissolving, or winding down the business affairs of the Corporation or liquidating more than half of the assets and property of the Corporation.

Our Preferred D shareholder has over 65% of the voting shares and will carry the necessary votes to determine the outcome for all of the above-mentioned actions.

Section 15 of our By-laws state the following;

Section 15 Stock Transfer Restrictions. A Stockholder contemplating a sale or transfer of any shares of Stock in the Corporation to any third party shall first provide written Notice of Intent to Sell Stock to the Board and all the other Stockholders which shall include the name of the proposed purchaser and the full terms and conditions of the proposed sale. The other Stockholders shall have thirty (30) days from Notice of Intent To Sell Stock to give written Notice of Intent to Purchase Stock on the same terms and conditions as set forth in the Notice of Intent to Sell Stock.

If no Stockholder gives Notice of Intent to Purchase Stock within thirty (30) days, then the Stockholder may sell as set forth in the Notice of Intent to Sell Stock provided that a majority of the remaining Stockholders approve the sale or transfer to the proposed third-party purchaser.

Any purported sale or transfer of shares of Stock in the Corporation undertaken without compliance with all the provisions of Section 15 shall be void and without effect.

Any potential purchaser of shares of Stock in the Corporation Buyer shall be advised of the restrictions imposed by these By-Laws and Nevada law, including but not limited to Chapters 78, 78A, and 90 of the Nevada Revised Statutes.

25

Under Section 78.242 of the Nevada Revised Statutes, this provision applies to the holders of restricted stock that has not been registered in is being sold or transferred in a private sale. It is the policy of our Board to review the private sale and approve the sale if all required documentation is in order. The majority stockholder must also approve the sale. In this case, it is our Preferred D Stock shareholder, who is also our sole officer and director.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12.	Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify all our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 13.	Financial Statements and Supplementary Data

26

VESTIAGE, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FORM

To the shareholders and the board of directors of Vestiage, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vestiage, Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2023

Lakewood, CO

March 21, 2023

F-2

VESTIAGE, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets:

Cash	$754	$–

Total Assets	$754	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Convertible notes payable	$–	$2,165,000
Loan payable – related party	9,520	–
Total Liabilities	9,520	2,165,000

Stockholders' Deficit:
Preferred stock, $0.001 par value; 20,000,000 shares authorized	–	–
Series D Preferred stock, $0.001 par value; 10,000,000 shares designated, 300,000 and no shares issued and outstanding, respectively	30	–
Common stock, $0.001 par value; 500,000,000 shares authorized, 57,578,236 and 57,078,236 shares issued and outstanding, respectively	57,578	57,078
Additional paid-in capital	10,334,482	10,302,062
Accumulated deficit	(10,400,856)	(12,524,140)
Total Stockholders’ Deficit	(8,766)	(2,165,000)

Total Liabilities and Stockholders' Deficit	$754	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-3

VESTIAGE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2022	2021
Operating Expenses:
General & administrative expenses	$41,716	$–
Total operating expenses	41,716	–

Loss from operations	(41,716)	–

Other Income:
Gain on extinguishment of debt	2,165,000	–
Total Other Income	2,165,000	–

Income before income taxes	2,123,284	–

Provision for income taxes	–	–

Net Income	$2,123,284	$–

Basic income per share	$0.04	$–
Diluted income per share	$0.01	$–

Basic weighted average shares	57,342,620	57,078,236
Diluted weighted average shares	357,342,620	57,078,236

The accompanying notes are an integral part of these consolidated financial statements.

F-4

VESTIAGE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2022 AND 2021

	Series D Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2020	–	$–	57,078,236	$57,078	$10,302,062	$(12,524,140)	$(2,165,000)
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2021	–	–	57,078,236	57,078	10,302,062	(12,524,140)	(2,165,000)
Stock issued – related party	300,000	30	500,000	500	32,420	–	32,950
Net income	–	–	–	–	–	2,123,284	2,123,284
Balance at December 31, 2022	300,000	$30	57,578,236	$57,578	$10,334,482	$(10,400,856)	$(8,766)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

VESTIAGE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2022	2021
Cash flows from operating activities:

Net income	$2,123,284	$–
Adjustments to reconcile net income to net cash used in operating activities:
Gain on extinguishment of debt	(2,165,000)	–
Shares issued – related party	32,950	–
Changes in assets and liabilities:	–	–

Net cash used in operating activities	(8,766)	–

Cash flows from investing activities:	–	–

Cash flows from financing activities:
Loans payable – related party	9,520	–
Net cash provided by financing activities	9,520	–

Net change in cash	754	–

Cash, beginning of year	–	–

Cash, end of year	$754	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-6

VESTIAGE, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2022

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Vestiage, Inc. (OTC “VEST”) was incorporated under the laws of the State of Florida on October 31, 2006, as The Harvard Learning Centers, Inc. On February 18, 2013, the name of the Company was changed to Vestiage, Inc.

Business operations for Vestiage, Inc. were abandoned by former management when they resigned on September 9, 2015, and a custodianship action, as described in the subsequent paragraph, was commenced in 2021.

On May 26, 2022, the Circuit Court of the Nineth Judicial Circuit in and for Orange County, Florida granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

Small Cap Compliance, LLC (“SCC”) is a shareholder in the Company and applied to the Court for an Order appointing SCC as the Custodian. This application was for the purpose of reinstating VEST’s corporate charter to do business and restoring value to the Company for the benefit of the stockholders.

The court awarded custodianship to the Custodian based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. At this time, the Custodian appointed Rhonda Keaveney as sole officer and director.

The Custodian attempted to contact the Company’s officers and directors through letters, emails, and phone calls, with no success.

On December 30, 2022, the company executed a Share Exchange Agreement with Fun Fitness Corporation (“FFC”), of which Rhonda Keaveney is the sole officer and director. The Company acquired 1,000,000 shares of Series A Preferred Stock of FFC in exchange for 500,000 shares of common stock, making Fun Fitness Corporation a wholly owned subsidiary of the Company. The acquisition is a combination of entities under common control; however, FFC was incorporated in the State of Wyoming on October 1, 2022, so there is no impact to the historical financial information. The 500,0000 shares of common stock was issued by the transfer agent on January 12, 2023.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

F-7

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits and customer receivables.  The Company maintains cash with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions.  To reduce risk, the Company performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2022 and 2021.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Fin Fitness Corporation. All intercompany transactions and balances have been eliminated in consolidation.

Income Taxes

We follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

We adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes.  ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures.  We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Stock-based compensation

We account for equity-based transactions with employees and non-employees under the provisions of FASB ASC Topic 718, “Compensation – Stock Compensation” (Topic 718), which establishes that equity-based payments to employees and non-employees are recorded at the grant date the fair value of the equity instruments the entity is obligated to issue when the employees and non-employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. Topic 718 also states that observable market prices of identical or similar equity or liability instruments in active markets are the best evidence of fair value and, if available, should be used as the basis for the measurement for equity and liability instruments awarded in these share-based payment transactions. However, if observable market prices of identical or similar equity or liability instruments are not available, the fair value shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in FASB ASC Topic 718.

F-8

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of December 31, 2022, there are 30,000,000 potentially dilutive shares of common stock from the Series D preferred stock.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue and has an accumulated a deficit as of December 31, 2022. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2022, the convertible notes payable balance of $2,165,000 was written off as time barred debt per the applicable statute of limitations and is included in other income – gain on extinguishment of debt.

NOTE 5 – PREFERRED STOCK

As of December 31, 2021, the Company had the following designations for preferred stock; 50,000 shares of Series Preferred A Stock, 100,000 shares of Series Preferred B Stock, and 10,000,000 shares of Series Preferred C Stock. There were no shares issued and outstanding as of December 31, 2021. Effective June 7, 2022, the number of shares and all rights, privileges and restrictions of the Series of Preferred Stock were cancelled.

On June 6, 2022, the Company filed Articles of Amendment, with the State of Florida designating 10,000,000 shares of the Preferred Stock as Convertible Series D Preferred Stock, par value $0.001. Each share of Convertible Series D Preferred Stock is convertible into 1,000 shares of common stock. In addition, the Convertible Series D Preferred Stock has voting privileges of 1,000 votes per one share of Series D. The Convertible Series D Preferred Stock is not entitled to dividends.

F-9

NOTE 6 – RELATED PARTY TRANSACTIONS

On June 6, 2022, Ms. Keaveney was compensated for her role as custodian in the amount 300,000 shares of Convertible Preferred D Series Stock and 500,000 shares of common stock. The shares were issued in the name of Small Cap Compliance, LLC.

During the year ended December 31, 2022, Ms. Keaveney and Small Cap Compliance, LLC, (Small Cap Compliance, LLC, is owned by Ms. Keaveney) advanced the Company $9,520 to pay for general operating expenses. The advance is non-interest bearing and due on demand.

NOTE 7 - INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company is using the U.S. federal income tax rate of 21%.

The provision for Federal income tax consists of the following December 31:

	2022	2021
Federal income tax benefit attributable to:
Current Operations	$549,900	$–
Other nondeductible items	(551,400)	–
Less: valuation allowance	1,500	–
Net provision for Federal income taxes	$–	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	2022	2021
Deferred tax asset attributable to:
Net operating loss carryover	$685,000	$(2,630,000)
Less: valuation allowance	(685,000)	2, 630,000
Net deferred tax asset	$–	$–

At December 31, 2022, the Company had net operating loss carry forwards of approximately $2,636,000 that may be offset against future taxable income.  No tax benefit has been reported in the December 31, 2022 or 2021 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-10

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. Federal income tax returns prior to fiscal year 2017 are closed.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2022, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the consolidated financial statements were issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements other than the following.

On January 12, 2023, the 500,000 shares of common stock for Fun Fitness Corporation were issued by the transfer agent.

F-11

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are no changes in or disagreements with Accountants on Accounting and Financial Disclosure.

Item 15.	Financial Statements and Exhibits

Exhibit Number and Description		Location Reference

3.1	By-Laws	Filed with the Company’s Form 10-12G on March 21, 2023

3.2	Articles of Incorporation	Filed with the Company’s Form 10-12G on March 21, 2023

3.3	Vest Debt Statute of Limitations Letter	Filed with the Company’s Form 10-12G on March 21, 2023

3.4	Vest Promissory Note Statute of Limitations Letter	Filed with the Company’s Form 10-12G on March 21, 2023

3.5	FLSOS File Stamped Certificate of Designation Preferred D Shares	Filed with the Company’s Form 10-12G on March 21, 2023

3.6	FLSOS File Stamped Certificate of Cancellation Preferred A, B, and C Shares	Filed with the Company’s Form 10-12G on March 21, 2023

3.7	Amendments to VEST (this will include the following)

3.7(a)	Vestiage - Articles filed June 2022	Filed Herewith
3.7(b)	Empire Pizza - Articles of Amendment filed February 2013	Filed Herewith
3.7(c)	Empire Pizza- Articles of Amendment filed October 2012	Filed Herewith
3.7(d)	Empire Pizza - Articles of Amendment filed February 2011	Filed Herewith
3.7(e)	Wisebuys - Articles of Amendment filed December 2010	Filed Herewith
3.7(f)	Hackett’s Stores- Articles of Amendment filed May 2010	Filed Herewith
3.7(g)	Harbor Brewing - Articles of Amendment filed July 2009	Filed Herewith
3.7(h)	Harbor Brewing - Articles of Amendment filed July 2009	Filed Herewith
3.7(i)	Hackett’s Stores - Articles of Amendment filed July 2009	Filed Herewith
3.7(j)	Hackett’s Stores - Articles of Amendment filed January 2009	Filed Herewith
3.7(k)	Americas Learning Center - filed September 2007	Filed Herewith
3.7(l)	Harvard Learning Center - Articles of Merger filed October 2006	Filed Herewith

3.8	VEST Custodian Services Agreement	Filed Herewith

3.9	Fun Fitness Corporation Articles (this will include the following)

3.9(a)	Fun Fitness - Share Exchange Agreement filed December 2022	Filed Herewith
3.9(b)	Fun Fitness - Amendment to Preferred stock filed December 2022	Filed Herewith
3.9(c)	Fun Fitness - Articles of Incorporation filed October 2022	Filed Herewith

10.1	Court Custodial Order	Filed with the Company’s Form 10-12G on March 21, 2023

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VESTIAGE, INC.

Date: April 20, 2023	By:	/s/ Rhonda Keaveney
	Name:	Rhonda Keaveney
	Title:	CEO

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